Exhibit 4.14

ELEVENTH SUPPLEMENTAL INDENTURE

          SUPPLEMENTAL INDENTURE dated as of June 22, 2007 (this “Eleventh Supplemental Indenture”), among AMERIPATH OHIO, INC., TID ACQUISITION CORP. and AMERIPATH, INC., each a Delaware corporation, DERMATOPATHOLOGY SERVICES, INC. and SHOALS PATHOLOGY ASSOCIATES, INC., each an Alabama corporation, AMERIPATH CONSOLIDATED LABS, INC. and AMERIPATH MARKETING USA, INC., each a Florida corporation, AMERIPATH KENTUCKY, INC., a Kentucky corporation, AMERIPATH MICHIGAN, INC., a Michigan corporation, PCA OF DENVER, INC. and PCA OF NASHVILLE, INC., each a Tennessee corporation, AMERIPATH MISSISSIPPI, INC., a Mississippi corporation, AMERIPATH NORTH CAROLINA, INC., a North Carolina corporation, AMERIPATH PHILADELPHIA, INC., a New Jersey corporation, ANATOMIC PATHOLOGY SERVICES, INC., an Oklahoma corporation, ARIZONA PATHOLOGY GROUP, INC., an Arizona corporation, AMERIPATH SC, INC., a South Carolina corporation, AMERIPATH YOUNGSTOWN LABS, INC., an Ohio corporation, OCMULGEE MEDICAL PATHOLOGY ASSOCIATION, INC., KAILASH B. SHARMA, M.D., INC., SHARON G. DASPIT, M.D., INC. and PETER G. KLACSMANN, M.D., INC., each a Georgia corporation, HEMOCUE, INC. and SPECIALTY LABORATORIES, INC., each a California corporation, STRIGEN, INC., a Utah corporation, AMERIPATH FLORIDA, LLC, AMERIPATH HOSPITAL SERVICES FLORIDA, LLC, AMERIPATH NEW YORK, LLC, API NO. 2, LLC and AMERIPATH, LLC, each a Delaware limited liability company, DIAGNOSTIC PATHOLOGY MANAGEMENT SERVICES, INC., an Oklahoma limited liability company, AMERIPATH INDIANA, LLC, an Indiana limited liability company, REGIONAL PATHOLOGY CONSULTANTS, LLC and ROCKY MOUNTAIN PATHOLOGY, LLC, each a Utah limited liability company, O’QUINN MEDICAL PATHOLOGY ASSOCIATION, LLC, a Georgia limited liability company, AMERIPATH PENNSYLVANIA, LLC, a Pennsylvania limited liability company, AMERIPATH TEXAS, L.P., a Texas limited partnership and AMERIPATH WISCONSIN, LLC, a Wisconsin limited liability company (the “Additional Subsidiary Guarantors”), QUEST DIAGNOSTICS INCORPORATED, a Delaware corporation (the “Company”), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

                    WHEREAS, the Company, the Trustee and the Initial Subsidiary Guarantors (as hereinafter defined) executed and delivered an Indenture, dated as of June 27, 2001 (the “Base Indenture”), as supplemented by the first supplemental indenture, dated as of June 27, 2001, among the Company, the Initial Subsidiary Guarantors (as defined therein) party thereto, and the Trustee, as further supplemented by a second supplemental indenture, dated as of November 26, 2001, among the Company, the Subsidiary Guarantors (as defined therein) party thereto and the Trustee, as further supplemented by a third supplemental indenture, dated as of April 4, 2002, among the Company, the additional Subsidiary Guarantors (as defined therein) party thereto and the Trustee, as further supplemented by a fourth supplemental indenture, dated as of March 19, 2003, among the Company, the additional Subsidiary Guarantors (as defined therein) party thereto and the Trustee, as further supplemented by a fifth supplemental indenture, dated as of

April 16, 2004, among the Company, the additional Subsidiary Guarantors (as defined therein) party thereto and the Trustee, as further supplemented by a sixth supplemental indenture dated October 31, 2005, among the Company, the Subsidiary Guarantors (as defined therein) party thereto, as further supplemented by a seventh supplemental indenture dated November 21, 2005, among the Company, the additional Subsidiary Guarantors (as defined therein) parties thereto and the Trustee, as further supplemented by an eighth supplemental indenture dated July 31, 2006, among the Company, the additional Subsidiary Guarantors (as defined therein) parties thereto and the Trustee, as further supplemented by a ninth supplemental indenture, dated as of September 30, 2006, among the Company the additional Subsidiary Guarantors (as defined therein) party thereto and the Trustee, as further supplemented by a tenth supplemental indenture, dated as of June 22, 2007, among the Company and the Trustee, to be further supplemented by this Eleventh Supplemental Indenture (collectively, the “Indenture”), to provide for the issuance by the Company from time to time of Securities to be issued in one or mores series as provided in the Indenture;

                    WHEREAS, the Additional Subsidiary Guarantors intend to guarantee the Securities under the Indenture and the issuance of guarantees has been authorized by resolutions adopted by the Boards of Directors of such Additional Subsidiary Guarantors;

                    WHEREAS, Sections 901(1) and 901(11) of the Indenture provide that without the consent of Holders of the Securities of any series issued under the Indenture, the Company and the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Indenture to (a) evidence the successor of another Person to any Subsidiary Guarantor and the assumption by such successor of the covenants of such Subsidiary Guarantor in the Indenture and in the Securities and (b) add a guarantor or guarantors for any series or all series of the Securities;

                    WHEREAS, pursuant to Sections 904, 1601, 1602 and 1604 of the Indenture, by delivery of a Supplemental Indenture to the Trustee in accordance with the terms of the Indenture, each Person that becomes a Subsidiary Guarantor after the date of the Base Indenture will be deemed to have executed and delivered the Subsidiary Guarantee for the benefit of the Holder of the Security upon which the Subsidiary Guarantee is endorsed, with the same effect as if such Subsidiary Guarantor had been named thereon and had executed and delivered the Subsidiary Guarantee; and

                    WHEREAS, all things necessary to make this Eleventh Supplemental Indenture a valid supplement to the Indenture according to its terms and the terms of the Indenture have been done;

                    NOW, THEREFORE, for and in consideration of the foregoing, the parties hereto hereby enter into this Eleventh Supplemental Indenture, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                    SECTION 1 Certain Terms Defined in the Indenture.

                    All capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

                    SECTION 2 Agreement to Guarantee.

                    The Additional Subsidiary Guarantors, by their signature below, agree to become Additional Subsidiary Guarantors under the Indenture with the same force and effect as if originally named therein as Subsidiary Guarantors. The Additional Subsidiary Guarantors hereby agree to all the terms and provisions of the Indenture applicable to them as Additional Subsidiary Guarantors thereunder and each reference to a “Subsidiary Guarantor” in the Indenture shall be deemed to include the Additional Subsidiary Guarantors.

                    SECTION 3 Indenture remains in Full Force and Effect.

                    Except as expressly supplemented by this Eleventh Supplemental Indenture, the Indenture shall remain in full force and effect in accordance with its terms.

                    SECTION 4 New York Law to Govern.

                    THIS ELEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                    SECTION 5 Separability.

                    In case any one or more of the provisions contained in this Eleventh Supplemental Indenture should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Indenture shall not in any way be affected or impaired. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or enforceable provisions herein with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                    SECTION 6 May be Executed in Counterparts.

                    This Eleventh Supplemental Indenture may be executed in counterparts, each of which when taken together shall constitute one and the same instrument. This Eleventh Supplemental Indenture shall become effective when the Trustee shall have received a counterpart thereof that bears the signatures of the Additional Subsidiary Guarantors.

                    SECTION 7 Trustee.

                    The Trustee makes no representations as to the validity or sufficiency of this Eleventh Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Additional Subsidiary Guarantors and not of the Trustee.

                    IN WITNESS WHEREOF, the Company, the Additional Subsidiary Guarantors, and the Trustee have duly executed this Eleventh Supplemental Indenture as of the day and year first above written.

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ Robert A. Hagemann

Name: Robert A. Hagemann
Title: Senior Vice President and Chief Financial Officer

AMERIPATH, INC.
AMERIPATH CONSOLIDATED LABS, INC.
AMERIPATH FLORIDA, LLC
AMERIPATH HOSPITAL SERVICES FLORIDA, LLC
AMERIPATH INDIANA, LLC
AMERIPATH KENTUCKY, INC.
AMERIPATH MARKETING USA, INC.
AMERIPATH MICHIGAN, INC.
AMERIPATH MISSISSIPPI, INC.
AMERIPATH NEW YORK, LLC
AMERIPATH NORTH CAROLINA, INC.
AMERIPATH OHIO, INC.
AMERIPATH PENNSYLVANIA, LLC
AMERIPATH PHILADELPHIA, INC.
AMERIPATH SC, INC.
AMERIPATH YOUNGSTOWN LABS, INC.
AMERIPATH WISCONSIN, LLC
AMERIPATH, LLC
API NO.2, LLC
ANATOMIC PATHOLOGY SERVICES, INC.
ARIZONA PATHOLOGY GROUP, INC.
DERMATOPATHOLOGY SERVICES, INC.
DIAGNOSTIC PATHOLOGY MANAGEMENT SERVICES, LLC
KAILASH B. SHARMA, M.D., INC.

OCMULGEE MEDICAL PATHOLOGY ASSOCIATION INC.
O’QUINN MEDICAL PATHOLOGY ASSOCIATION, LLC
PCA OF DENVER, INC.
PCA OF NASHVILLE, INC.
PETER G. KLACSMANN M.D., INC.
REGIONAL PATHOLOGY CONSULTANTS, LLC
ROCKY MOUNTAIN PATHOLOGY, LLC
SHARON G. DASPIT, M.D., INC.
SHOALS PATHOLOGY ASSOCIATES, INC.
SPECIALTY LABORATORIES, INC.
STRIGEN, INC.
TID ACQUISITION CORP.

By:	/s/ Robert A. Hagemann

Name: Robert A. Hagemann
Title: Vice President

AMERIPATH TEXAS, L.P.

By: AmeriPath LLC

By:	/s/ Robert A. Hagemann

Name: Robert A. Hagemann
Title: Vice President

HEMOCUE, INC.

By:	/s/ Robert A. Hagemann

Name: Robert A. Hagemann
Title: Vice President

THE BANK OF NEW YORK

By:	/s/ Robert A. Massimillo

Name: Robert A. Massimillo
Title: Vice President